Exhibit 5.1

WACHTELL, LIPTON, ROSEN & KATZ

MARTIN LIPTON

HERBERT M. WACHTELL

BERNARD W. NUSSBAUM

RICHARD D. KATCHER

PETER C. CANELLOS

ALLAN A. MARTIN

LAWRENCE B. PEDOWITZ

ROBERT B. MAZUR

PAUL VIZCARRONDO, JR.

PETER C. HEIN

HAROLD S. NOVIKOFF

DAVID M. EINHORN

KENNETH B. FORREST

MEYER G. KOPLOW

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ERIC M. ROTH

WARREN R. STERN

ANDREW R. BROWNSTEIN

MICHAEL H. BYOWITZ

PAUL K. ROWE

MICHAEL B. BENNER

MARC WOLINSKY

DAVID GRUENSTEIN

PATRICIA A. VLAHAKIS

STEPHEN G. GELLMAN

STEVEN A. ROSENBLUM

PAMELA S. SEYMON

STEPHANIE J. SELIGMAN

ERIC S. ROBINSON

JOHN F. SAVARESE

SCOTT K. CHARLES

ANDREW C. HOUSTON

PHILIP MINDLIN

DAVID S. NEILL

JODI J. SCHWARTZ

ADAM O. EMMERICH

CRAIG M. WASSERMAN

ADAM D. CHINN

GEORGE T. CONWAY III

RALPH M. LEVENE

RICHARD G. MASON

KAREN G. KRUEGER

DOUGLAS K. MAYER

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

MITCHELL S. PRESSER

ILENE KNABLE GOTTS

JEFFREY R. BOFFA

DAVID M. MURPHY

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

MICHAEL S. KATZKE

RACHELLE SILVERBERG

DAVID C. BRYAN

STEVEN A. COHEN

GAVIN D. SOLOTAR

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

LAWRENCE S. MAKOW

JARED M. RUSMAN

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

JAMES COLE, JR.

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

51 WEST 52ND STREET

NEW YORK, N.Y. 10019-6150

TELEPHONE: (212) 403-1000

FACSIMILE: (212) 403-2000

_______________

GEORGE A. KATZ (1965-1989)

JAMES H. FOGELSON (1967-1991)

_______________

OF COUNSEL

WILLIAM T. ALLEN

LEONARD M. ROSEN

THEODORE GEWERTZ

MICHAEL W. SCHWARTZ

THEODORE A. LEVINE

ELLIOTT V. STEIN

NORMAN REDLICH

J. BRYAN WHITWORTH

JOHN M. RICHMAN

AMY R. WOLF

_________

COUNSEL

ADRIENNE ATKINSON

LAWRENCE A. PASINI

ANDREW J.H. CHEUNG

ADAM J. SHAPIRO

PAMELA EHRENKRANZ

September 26, 2005

J. AUSTIN LYONS

LORI S. SHERMAN

PAULA N. GORDON

T. EIKO STANGE

DAVID A. SCHWARTZ

JED I. BERGMAN

MICHAEL A. CHARISH

DAMIAN G. DIDDEN

JOHN F. LYNCH

ERIC M. ROSOF

WILLIAM SAVITT

MARTIN J.E. ARMS

BENJAMIN D. FACKLER

ISRAEL FRIEDMAN

DIMITRY JOFFE

ROY J. KATZOVICZ

ROBERT J. LIUBICIC

GREGORY E. OSTLING

JONATHAN E. PICKHARDT

GREGORY N. RACZ

EDWARD J.W. BLATNIK

BENJAMIN S. BURMAN

NELSON O. FITTS

JEFFREY C. FOURMAUX

MICHAEL GAT

JEREMY L. GOLDSTEIN

MAURA R. GROSSMAN

JOSHUA M. HOLMES

JOSHUA A. MUNN

DAVID E. SHAPIRO

ANTE VUCIC

IAN BOCZKO

MATTHEW M. GUEST

WILLIAM R. HARKER

DAVID KAHAN

MARK A. KOENIG

DAVID K. LAM

KENNETH K. LEE

LAURA E. MUÑOZ

MICHAEL S. WINOGRAD

FORREST G. ALOGNA

JAMES R. LEVINE

GORDON M. MEAD

SAMUEL J. RASCOFF

DANIELLE L. ROSE

BENJAMIN M. ROTH

ROBIN M. WALL

DAVID M. ADLERSTEIN

SHIRI BEN-YISHAI

ANATOLIY BIZHKO

JOSHUA D. BLANK

JOSHUA A. FELTMAN

JONATHAN H. GORDON

CHETAN GULATI

ADAM HICKEY

MARGARET ISA

ANDREW S. JACOBS

EMIL A. KLEINHAUS

CHI T. STEVE KWOK

JASON M. LYNCH

HEATHER L. MAHAR

DEBORAH MARTINEZ

WILLIAM E. SCHEFFER

DAVID B. SILVA

KRISHNA VEERARAGHAVAN

ADIR G. WALDMAN

B. UMUT ERGUN

KRISTELIA A. GARCIA

ANNIE H. JEONG

SARAH S. JOHNSON

MICHAEL KRASNOVSKY

SARAH A. LEWIS

YELENA LUNGIN

SARAH FERN MEIL

GARRETT B. MORITZ

ALISON L. PLESSMAN

ADAM M. GOGOLAK

DANIEL E. HEMLI

SCOTT B. LUFTGLASS

PAUL S. MISHKIN

KEVIN OTERO

Lazard Group LLC

30 Rockefeller Plaza

New York, New York 10020

Re:	Exchange Offer for up to $550,000,000 7.125% Senior Notes Due 2015
Registration Statement on Form S-4 (No. 333-126751)

Ladies and Gentlemen:

We have acted as special counsel to Lazard Group LLC, a Delaware limited liability company (the “Company”), in connection with the preparation and filing of the above referenced Registration Statement on Form S-4 (as it may be amended or supplemented, the “Registration Statement”), relating to an offer to exchange in a transaction registered under the Securities Act of 1933, as amended (the “Exchange Offer”) an aggregate principal amount of up to $550,000,000 7.125% Senior Notes Due 2015 (collectively, the “Exchange Notes”) for an equal principal amount of its outstanding $550,000,000 7.125% Senior Notes Due 2015 (the “Old Notes”).

The Exchange Notes will be issued under an Indenture, dated as of May 10, 2005 (the “Indenture”), between the Company and The Bank of New York, a New York corporation, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to the Indenture, dated as of May 10, 2005 (the “First Supplemental Indenture”), between the Company and the Trustee.

In rendering this opinion, we have examined such corporate records and other documents, including without limitation the Indenture, the First Supplemental Indenture, the

WACHTELL, LIPTON, ROSEN & KATZ

September 26, 2005

Second Supplemental Indenture, dated as of May 10, 2005, between the Company and the Trustee, the Registration Statement, the form of the Old Notes and the form of the Exchange Notes, and we have reviewed such matters of law, in each case as we have deemed necessary or appropriate in connection with giving the opinions set forth herein. In rendering the opinions set forth herein, we have, with your consent, relied upon representations of officers of the Company and certificates of public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering the opinions set forth herein we have, with your consent, assumed the genuineness of all signatures or instruments relied upon by us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

Members of our firm are admitted to the Bar in the State of New York, and the opinions expressed in this letter are limited to the effects of the federal laws of the United States of America, the internal laws of the State of New York (excluding any political subdivision), and the Limited Liability Company Act of the State of Delaware, and are based upon such law (as such law is presently interpreted by regulations or published judicial opinions) and the state of facts that exist as of the date of this letter.

Based on and subject to the foregoing, and assuming that each of the Indenture and the First Supplemental Indenture has been duly authorized, executed and delivered by the Trustee, we are of the opinion that the Exchange Notes have been duly authorized and, when the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and when the Exchange Notes are executed, authenticated and delivered in accordance with the Indenture and the First Supplemental Indenture, the Exchange Notes will be legally and validly issued and binding obligations of the Company and will entitle the holders thereof to the benefits of the Indenture and the First Supplemental Indenture, enforceable against the Company in accordance with their terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally, from time to time in effect, general equitable principles (whether considered in a proceeding in equity or at law, and including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the Exchange Notes and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz